SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:  12/31/2007
FILE NUMBER: 811-1540
SERIES NO:   19


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                $ 9,525
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                  $ 474
       Class C                                  $ 761
       Institutional Class                      $ 723

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                 0.3780
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                 0.1593
       Class C                                 0.1593
       Institutional Class                     0.4903

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                 30,934
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                  3,596
       Class C                                  5,765
       Institutional Class                      1,881

74V. 1  Net asset value per share (to nearest cent)
       Class A                                 $22.45
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                 $21.58
       Class C                                 $21.57
       Institutional Class                     $22.47